                                                                   Exhibit 10.15


                                                This document constitutes part
                                                of a prospectus covering
                                                securities that have been
                                                registered under the Securities
                                                Act of 1933.


                                OPTION AGREEMENT
                                ----------------

         AMENDED AND RESTATED OPTION AGREEMENT, dated as of December 22, 1996, between BRIAN F. KING (the "Optionee"), with a business address at c/o Concord Camera Corp., 4000 Hollywood Boulevard, Suite 650N, Hollywood, Florida 33021, and CONCORD CAMERA CORP., a New Jersey corporation ("Concord").

         WHEREAS, the Optionee is presently employed by Concord or a subsidiary thereof (collectively, the "Concord Group"); and

         WHEREAS, Concord is desirous of increasing the incentive of the Optionee to exert his utmost efforts to contribute to the future success and prosperity of the Concord Group.

         WHEREAS, the Optionee and Concord entered into an option agreement dated as of December 22, 1996 (the "1996 Option Agreement") for the purchase of 45,000 shares (pre-split) of Concord's no par value common stock (the "Common Stock") at exercise prices of $2.00, $2.50 and $3.00 per share, as indicated therein, and the Optionee has exercised the Option described in the 1996 Option Agreement as to 45,000 shares (post-split); and

         WHEREAS, the parties wish to replace the unexercised portion (which is for 45,000 shares post-split) of the Option described in the 1996 Option Agreement with the Option described herein.

         NOW, THEREFORE, the parties agree as follows:

         1. Grant of Option. Subject to the terms and conditions set forth herein, Concord hereby grants to the Optionee the right and option (the "Option") to purchase an aggregate of 45,000 shares (the "Option Shares") of Concord's no par value common stock (the "Common Stock") which Option is not intended to qualify as an incentive stock option, as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

         2. Purchase Price. The purchase price of fifty percent (50%) of each lot of Option Shares to become vested pursuant to Section 3 shall be $1.25 per share, and the purchase price of the remaining fifty percent (50%) of each lot of Option Shares to become vested pursuant to Section 3 shall be $1.50 per share. The foregoing purchase prices are referred to herein as the "Purchase Price" and each Purchase Price is subject to adjustment pursuant to Section 7.

King 122296 amended and restated

         The number of Option Shares and Purchase Price set forth herein have both been adjusted to reflect the two-for-one split of the Common Stock effected April 14, 2000, and the number of Option Shares has been adjusted to reflect all exercises made before July 31, 2002 under the 1996 Option Agreement.

         3. Time of Exercise.

         Unless it expires or terminates sooner pursuant to Section 5, the
Option:

         (a) shall become exercisable, on a cumulative basis, as to 15,000 Option Shares on May 1, 1997, as to an additional 15,000 Option Shares on May 1, 1998, and as to the remaining 15,000 Option Shares on May 1, 1999; and

         (b) shall expire and shall not be exercisable after May 1, 2006.

         4. Cancellation of Prior Options. The 1996 Option Agreement was issued to the Optionee in exchange for an option originally granted by Concord to the Optionee as of May 1, 1996, for the purchase up to 60,000 shares (pre-split) of Common Stock, which option was cancelled and replaced with the option described in the 1996 Option Agreement.

         Concurrently herewith, the Optionee has delivered to Concord and Concord hereby acknowledges receipt of the 1996 Option Agreement, which is hereby cancelled and replaced with this Option Agreement.

         5. Exercise of Option after Termination of Employment or Death.

         (a) If the employment of the Optionee with a member of the Concord Group of Companies is terminated voluntarily by the Optionee without the consent of such employer or for "Cause" (as hereinafter defined), and immediately after such termination the Optionee is not then employed by any other member of the Concord Group of Companies, the Option to the extent not theretofore exercised shall expire forthwith. For purposes of this Option Agreement, "Cause" shall mean "Cause" as defined in any employment agreement ("Employment Agreement") between the Optionee and his employer, and, in the absence of an Employment Agreement or in the absence of a definition of "Cause" in such Employment Agreement, "Cause" shall mean: (i) any continued failure by the Optionee to obey the reasonable instructions of the President or Board of Directors of his employer; (ii) continued neglect by the Optionee of his duties and obligations as an employee of his employer, or a failure to perform such duties and obligations to the reasonable satisfaction of the President or the Board of Directors of his employer; (iii) willful misconduct of the Optionee or other actions in bad faith by the Optionee which are to the detriment of any of the Concord Group of Companies including without limitation conviction of a felony, embezzlement or misappropriation of funds or conviction of any act of fraud; or
(iv) a breach of any material provision of any Employment Agreement not cured within 10 days after written notice thereof.

King 122296 amended and restated

         (b) If the Optionee's employment with a member of the Concord Group of Companies is terminated other than (i) by reason of death, (ii) voluntarily by the Optionee without the consent of his employer, or (iii) for Cause, and immediately after such termination the Optionee is not then employed by any other member of the Concord Group of Companies, the Option may be exercised at any time within three months after such termination, subject to the provisions of Section 5(d). The Option, to the extent unexercised, shall expire on the day three months after the termination of the Optionee's employment with the member of the Concord Group of Companies. For the purposes of this Option Agreement, the retirement of the Optionee either pursuant to a pension or retirement plan adopted by his employer or on the normal retirement date prescribed from time to time by his employer, and the termination of employment as a result of a disability (as defined in Section 22(e)(3) of the Code) shall be deemed to be a termination of such Optionee's employment other than voluntarily by the Optionee.

         (c) If the Optionee dies (i) while employed by a member of the Concord Group of Companies or (ii) within three months after the termination of his employment other than voluntarily by the Optionee without the consent of his employer or for Cause, the Option may be exercised at any time within six months after the Optionee's death, subject to the provisions of Section 5(d). The Option, to the extent unexercised, shall expire six months after the Optionee's death.

         (d) The Option may not be exercised pursuant to this Section 5 except to the extent that the Optionee was entitled to exercise the Option at the time of the termination of his employment, or at the time of his death, and in any event may not be exercised after the date specified in Section 3(b).

         6. Leave of Absence.

         In the event the Optionee is on military or sick leave or other bona fide leave of absence (such as temporary employment by the United States or any state government), the Optionee shall be considered as remaining in the employ of his employer for 90 days or such longer period as may be determined by the Board of Directors of his employer.

         7. Adjustment upon Changes in Capitalization.

         (a) In the event that the outstanding shares of Common Stock are hereafter changed by reason of reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, combination or exchange of shares and the like, or dividends payable in shares of Common Stock, an appropriate adjustment shall be made by the Board of Directors of Concord in the aggregate number of Option Shares and Purchase Price. If Concord is reorganized, consolidated, or merged with another corporation, or if all or substantially all of the assets of Concord are sold or exchanged, the Optionee shall thereupon be entitled to receive upon the exercise of the Option the same number and kind of shares of stock or the same amount of property, cash or securities as he would have been entitled to receive upon the occurrence of any such corporate event as if he had been, immediately prior to such event, the holder of the number of Option Shares covered by the Option.

King 122296 amended and restated

         (b) Any adjustment under this Section 7 in the aggregate number of Option Shares and Purchase Price shall apply proportionately to only the unexercised portion of the Option. If fractions of a share would result from any such adjustment, the adjustment shall be revised to the next lower whole number of shares.

         8. Method of Exercising Option. The Option shall be exercised by the delivery by Optionee to Concord at its principal office (or at such other address as may be established by Concord's Board of Directors) of written notice of the number of shares of Common Stock with respect to which the Option is being exercised accompanied by payment in full of the Purchase Price of such shares. Payment of the Purchase Price for such shares of Common Stock may be made: (i) in U.S. dollars by delivery of cash or personal check, bank draft or money order payable to the order of Concord or by money transfers or direct account debits; (ii) pursuant to a broker-assisted "cashless exercise" program if established by Concord; or (iii) by any combination of the methods of payment described in (i) and (ii) above.

         9. Withholding. Concord's obligation to deliver shares of Common Stock upon the exercise of the Option shall be subject to the payment by the Optionee of any applicable federal, state and local withholding tax. Concord shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to the Optionee any federal, state or local taxes required to be withheld with respect to such payment. Subject to the right of Concord's Board of Directors or any committee thereof to disapprove any such election and require the withholding in cash, the Optionee may elect to have the number of Option Shares the Optionee is to receive reduced by the smallest number of whole Option Shares which, when multiplied by the Fair Market Value of the shares determined as of the tax date, is sufficient to satisfy statutorily required federal, state and local, if any, withholding taxes arising from the exercise of the Option.

         For purposes hereof, "Fair Market Value" means the closing price for the Common Stock as officially reported on the relevant date (or if there were no sales on such date, on the next preceding date on which such closing price was recorded) by the principal national securities exchange on which the Common Stock is listed or admitted to trading, or, if the Common Stock is not listed or admitted to trading on any such national securities exchange, the closing price as furnished by the National Association of Securities Dealers through Nasdaq or a similar organization if Nasdaq is no longer reporting such information, or, if the Common Stock is not quoted on Nasdaq, as determined in good faith by resolution of Concord's Board of Directors (whose determination shall be conclusive), based on the best information available to it.

King 122296 amended and restated

         10. Representations.

         (a) The Optionee represents that, unless at the time of exercise of the Option, the Option Shares are registered under the Securities Act of 1933, as amended (the "Securities Act"), any and all Option Shares purchased hereunder shall be acquired for investment only and not with a view to the resale or distribution thereof. If the Option Shares are not so registered, certificates for the Option Shares shall bear a legend reciting the fact that such Option Shares may only be transferred pursuant to an effective registration statement under the Securities Act or an opinion of counsel to Concord (or an opinion of counsel to the Optionee reasonably satisfactory to Concord) that such registration is not required. Concord may also issue "stop transfer" instructions with respect to Option Shares while they are subject to such restrictions.

         (b) Concord shall not be obligated to issue or sell any Option Shares until they have been listed on each securities exchange on which the Common Stock is then listed. Concord shall use its best efforts to have the Option Shares listed, as promptly as practicable, on each securities exchange on which the Common Stock is then listed.

         (c) Concord has filed with the Securities and Exchange Commission a registration statement on Form S-8 covering the Option, which registration statement has become effective. Concord agrees to keep such registration statement effective for the period that this Option is outstanding and exercisable. If Concord fails to maintain the effectiveness of the Form S-8 registration statement and/or does not list the Option Shares on an appropriate stock exchange and, as a consequence, the Optionee is unable to sell his Option Shares, then, subject to compliance with any contractual restrictions applicable to Concord, Concord will advance to the Optionee funds to pay taxes (federal, state and/or local) incurred by the Optionee in connection with the exercise of the Option. The Optionee will reimburse Concord for any such advances (together with Concord's out-of-pocket interest costs thereon) out of the proceeds derived by the Optionee from the sale of said Option Shares.

         11. Option Cannot be Transferred. Unless otherwise agreed to by Concord, the Option is not transferable otherwise than by will or the laws of descent and distribution, and the Option may be exercised during Optionee's lifetime only by the Optionee. Any attempt to transfer the Option in contravention of this Section 11 is void ab initio. The Option shall not be subject to execution, attachment or other process.

         12. No Rights in Option Shares. The Optionee shall have none of the rights as a shareholder with respect to any Option Shares until such Option Shares shall be issued to him upon exercise of the Option.

         13. Not a Contract of Employment. Nothing contained herein shall confer upon the Optionee any right to remain in the employ of any member of the Concord Group.

King 122296 amended and restated

         14. Miscellaneous. This Option Agreement cannot be changed or terminated orally. This Option Agreement contains the entire agreement between the parties relating to the subject matter hereof. This Option Agreement has been executed in the State of Florida and shall be governed by and construed in accordance with the laws of Florida. The paragraph and section headings herein are intended for convenience of reference only and shall not affect the interpretation hereof.

         IN WITNESS WHEREOF, the parties have executed this Amended and Restated Option Agreement as of the day and year first above written.

                                              CONCORD CAMERA CORP.


                                              By: /s/ IRA B. LAMPERT
                                                 -------------------------------
                                                 Ira B. Lampert,
                                                  Chairman of the Board and
                                                  Chief Executive Officer


                                              OPTIONEE:

                                                 /s/ BRIAN F. KING
                                                 -------------------------------
                                                 BRIAN F. KING


King 122296 amended and restated